CENTRAL AND SOUTH WEST SERVICES, INC.           Exhibit 2
                          P.O. BOX 21928 TULSA, OKLAHOMA             Page 1 of 3
                        TELEPHONE NUMBER (918) 594 - 2000

           STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                                  FEBRUARY 1997


A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         280        PSO 149
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B.  AMOUNT OF EXPENDITURES:                                      SHARED           SWEPCO            PSO
COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                                    $329,494.98
PR4018  Stores Salvage - SWEPCO                                                (205,630.27)
PR4101  Direct Labor to SWEPCO Coal Cars                                         32,752.22
PR4104  Direct Labor to Rework SWEPCO Material                                   22,386.65
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                           0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                                 0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO                         12,867.77
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO                         3,310.88
PR4238  Depreciation Expense - SWEPCO                                                 0.00
PR4263  Lease - Supplemental Expenses - SWEPCO                                        0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                                  66,528.95
PR4272  Switching Fees - SWEPCO                                                   2,948.00
PR4277  Repainting Coal Cars - SWEPCO                                                 0.00
                                                                           ---------------

                 Total 100% SWEPCO Costs                                       $264,659.18
                                                                           ===============


COSTS ASSIGNED 100% TO PSO:

PR4002  Direct Material to PSO Coal Cars                                                        $84,062.66
PR4015  Inventory Carrying Charges - PSO                                                              0.00
PR4019  Stores Salvage - PSO                                                                    (39,598.09)
PR4102  Direct Labor to PSO Coal Cars                                                             8,021.63
PR4103  Direct Labor to Rework PSO Material                                                       3,291.10
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                                                    0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                                             2,676.72
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                                              475.69
PR4239  Depreciation Expense - PSO                                                                    0.00
PR4271  Outside Maintenance of PSO Coal Cars                                                      6,462.91
PR4273  Switching Fees - PSO                                                                        663.80
PR4278  Repainting Coal Cars - PSO                                                                    0.00
                                                                                            --------------

                Total 100% PSO Costs                                                            $66,056.42
                                                                                            ==============
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                                                                       Exhibit 2
                                                                     Page 2 of 3

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

COSTS TO BE SHARED {Ratio of Direct Labor}:                      SHARED           SWEPCO            PSO

PR4010  Shop Material                                           $5,322.59
PR4011  Small Tools                                                310.29
PR4012  Facility Maintenance - Material                            885.74
PR4013  Sale of Scrap (Cr.)                                     (8,061.11)
PR4016  Switch Engine Operation and Maintenance                  1,731.21
PR4017  Equipment Operation and Maintenance                      2,338.13
PR4020  Stores Salvage - Joint                                       0.00
PR4110  Supervision                                             11,507.61
PR4111  Clerical                                                 4,289.25
PR4112  Training and Safety                                        714.84
PR4113  General Shop Labor                                       3,626.72
PR4114  Facility Maintenance - Labor                             5,618.86
PR4116  Switch Engine Operation and Maintenance                 13,391.37
PR4201  Ad Valorem Taxes - Facility                                  0.00
PR4203  Taxes - Other                                                0.00
PR4206  Data Processing Charges                                    574.40
PR4207  General Office Overhead                                    647.31
PR4210  Employee Activities                                         80.00
PR4211  Employee Expenses                                        1,033.70
PR4212  Employee Fringe Benefits                                 9,440.33
PR4215  Employee Sick Benefits                                       0.00
PR4220  Injuries and Damages                                         0.00
PR4221  Insurance - Liability and Property                         211.10
PR4225  Maintenance of Facilities (Contracted)                   1,552.56
PR4226  Office Supplies and Expenses                               369.63
PR4232  Payroll Taxes (FICA & UC) - Other                        4,461.20
PR4233  Special Services                                             0.00
PR4234  Utilities - Heat, Light, Power and Water                 8,940.10
PR4235  Utilities - Telephone                                      807.00
PR4236  Vehicle Expense                                             10.97
PR4237  Depreciation Expense                                         0.00
PR4250  Miscellaneous                                                0.00
PR4262  Lease - Basic - All Except Coal Cars                         0.00
PR4264  Lease - Supplemental Expenses - Facility                     0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -

                                                           --------------  ---------------  --------------
           SWEPCO      82.98% PSO            17.02%            $69,803.80       $57,923.19      $11,880.61


           Capital Recovery on Capital Expenditures not
            Covered Under Lease Agreement {Cost Ratio}                                            1,851.14
                                                                                            --------------


                       TOTAL COSTS FOR THE MONTH                               $322,582.37      $79,788.17
                                                                           ===============  ==============
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                                                                       Exhibit 2
                                                                     Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104   Direct Labor SWEPCO         $55,138.87     82.98% SWEPCO

102, 103   Direct Labor PSO             11,312.73     17.02  PSO
                                    -------------  --------

           Total Direct Labor          $66,451.60    100.00%
                                    =============  ========